EXHIBIT 31.1

CERTIFICATION

I, Jonathan Z. Cohen, certify that:

1)	I have reviewed this report on Form 10-K/A for the fiscal year ended September 30, 2011 of Resource America, Inc.;

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Jonathan Z. Cohen
Date: December 16, 2011	Jonathan Z. Cohen
Chief Executive Officer